Exhibit 10.1

Digitally signed by GIULIO MONTANARO C: IT O: NOTARY DISTRICT OF MANTOVA: 80030310207

Transfer of Shares in a Limited Liability Company

By this private deed, which shall be kept on file with the notary who authenticated the signatures, the undersigned:

- DI SOMMA VITO, born in Mugnano del Cardinale (AV) on August 22, 1960, residing in Mugnano di Napoli (NA), Via Giuseppe Di Vittorio No. 8, tax identification number DSMVTI60M22F798U, an Italian citizen, who declares that he is entering into this agreement not in his own capacity but as Sole Director and on behalf of “ULIXE ITALY S.R.L.,” a company incorporated under Italian law with a sole shareholder, with its registered office in Poggibonsi (SI), Largo Usilia No. 16, with a share capital of 100,000.00 (one hundred thousand point zero zero) euros, fully paid-in, registered with the Arezzo-Siena Business Register, tax identification number and VAT number 06938080485, REA SI-214139, certified email addressulixeitaly@legalmail.it (“ULIXE ITALY S.R.L.” hereinafter also referred to as the “Transferor”); and - MARIO OCCHIPINTI, born in Rome (RM) on August 19, 1951, residing in Rome (RM), Via Torino No. 7, tax ID CCHMRA51M19H501O, an Italian citizen, who declares that he is participating in this deed not on his own behalf but in his capacity as Sole Director and acting on behalf of “CONDOTTI CAPITAL S.R.L.”, a company incorporated under Italian law, with registered office in Rome (RM), Via Belsiana No. 71, with a share capital of 10,000.00 (ten thousand point zero zero) euros, of which 2,500.00 (two thousand five hundred point zero zero) euros have been paid in, registered with the Rome (RM) Business Register, tax identification number and VAT number 18598851006, REA RM-1794726, Certified Email Address (P.E.C.) condotticapital@facilepec.com (“CONDOTTI CAPITAL S.R.L.” hereinafter also referred to as the “Assignee”),

AGREE AS FOLLOWS:

1) the subject matter of this deed is the transfer of the equity interest in “ULIXE NOVA S.R.L.”, a company incorporated under Italian law with a sole shareholder, with its registered office in Milan (MI), Via Santa Maria Segreta No. 6, with a share capital of 30,000.00 (thirty thousand point zero zero) euros, fully paid-in, registered with the Milan, Monza Brianza, and Lodi Companies Register, tax identification number and VAT number 11880990012, REA MI-2741053, certified email addressulixenova@legalmail.it, (hereinafter also referred to as the “Company”);

2) the Company’s share capital is wholly owned by “ULIXE ITALY S.R.L.”, identified above;

3) pursuant to the minutes received today from Notary Dr. Giulio Montanaro of Viadana (MN), register no. 4273 – collection no. 3086, currently being registered and filed as they are within the prescribed time limits, the Shareholders’ Meeting of the aforementioned “ULIXE NOVA S.R.L.” resolved to adopt a new set of articles of incorporation, inter alia, by changing the corporate name from “ULIXE NOVA S.R.L.” to “NOVA AI TECHNOLOGY S.R.L.”

and transferring the registered office from Milan (MI), Via Santa Maria Segreta No. 6, to Rome (RM), Via Belsiana No. 71;

REGISTERED WITH THE MANTOVA TAX AGENCY on June 18, 2026, under No. 8835, Series 1T exactly 215.00 euros

FILED AND REGISTERED WITH THE OF ROME on June 18, 2026 under No. 267443/2026 PROT.

FILED AND ENTERED IN THE REGISTER OF COMPANIES IN ROME on June 18, 2026 under No. 267472/2026, Ref. No.

NOW THEREFORE,

“ULIXE ITALY S.R.L.” and “CONDOTTI CAPITAL S.R.L.”, as represented, agree and enter into the following.

Art. 1) “ULIXE ITALY S.R.L.”, as represented above, assigns and transfers to “CONDOTTI CAPITAL S.R.L.”, which, as represented above, accepts and acquires, its entire equity interest in “ULIXE NOVA S.R.L.”, with a par value of 30,000.00 (thirty thousand point zero zero) euros, equal to 100% (one hundred percent) of the share capital.

Art. 2) The purchase price has been agreed upon by the Parties as 1.00 (one point zero zero) Euro and shall be paid by the Transferee to the Transferor, who shall issue a receipt therefor, in cash.

The Parties declare and acknowledge that the price, as indicated above, was determined in light of the Company’s debt and financial situation as of today’s date.

Art. 3) The rights and obligations arising from this transfer shall take effect as of today.

The Parties expressly acknowledge and agree that the execution and performance of this agreement do not in any way modify or replace any other contracts, declarations, warranties, commitments, or mutual obligations in effect between the Parties that relate in any way to the transfer and assignment of the equity interest in “ULIXE NOVA S.R.L.” that is the subject of this agreement. In particular, the Parties acknowledge and agree that the execution and performance of this agreement do not constitute novation, within pursuant to Article 1230 of the Civil Code, of any other contracts, declarations, warranties, commitments, and mutual obligations of the Parties mentioned above, which shall prevail in the event of a conflict. The Parties therefore acknowledge and agree that no provision of this instrument may be interpreted as limiting or modifying the rights, obligations, and liabilities governed by any separate agreements between the Parties.

Art. 4) The Transferor warrants that it is the lawful owner of the transferred share and has full disposal rights over it, and that the share is free from any encumbrance, charge, restriction, pledge, usufruct, seizure, attachment, or third-party rights of any kind.

The Transferor further declares that the transferred share is fully paid up and that there are no options, rights of first refusal, rights of approval, or other statutory or contractual restrictions that could limit or condition this transfer.

Art. 5) Pursuant to and as a result of the foregoing, the share capital of “ULIXE NOVA S.R.L.” is now wholly owned by “CONDOTTI CAPITAL S.R.L.”, which, as stated above, declares itself aware of the provisions of Article 2470, paragraphs 4 and 6, of the Civil Code, as well as of the consequences arising from the failure to fulfill the related obligations, as prescribed by Article 2462, paragraph 2, of the Civil Code.

Art. 6) All costs associated with this instrument and any related expenses shall be borne by the Assignee.

Milan (MI), Via Giosuè Carducci No. 32, on the 18th (eighteenth) of June 2026 (two thousand twenty-six).

SIGNED:

VITO DI SOMMA

MARIO OCCHIPINTI

Reference No.: 4274	Collection: No. 3087

Certification of Signatures

I, the undersigned, Dr. Giulio Montanaro, Notary Public in Viadana (MN), with an office at Via Ettore Sanfelice No. 47, registered with the Notarial Association of the District of Mantua (MN), hereby certify that the following individuals:

- VITO DI SOMMA, born in Mugnano del Cardinale (AV) on August 22, 1960, residing in Mugnano di Napoli (NA), at Via Giuseppe Di Vittorio No. 8; and

- OCCHIPINTI MARIO, born in Rome (RM) on August 19, 1951, residing in Rome (RM), at Via Torino No. 7, whose identities I, the Notary, have verified, have signed the preceding Deed in my presence, at the bottom and in the margin, at ten past one o’clock, after I, the Notary, had read it aloud to the Parties.

In Milan (MI), Via Giosuè Carducci No. 32, on June 18 (eighteen), 2026 (two thousand twenty-six).

SIGNED:

GIULIO MONTANARO, NOTARY

Electronic copy conforming to the original paper document, pursuant to Article 22 of Legislative Decree No. 82 of March 7, 2005, as amended by Article 15 of Legislative Decree No. 235 of December 30, 2010, effect as of January 25, 2011.